                                                                    EXHIBIT 16.1



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 13, 2002


Dear Sir/Madam:


We have read the first and second paragraphs of Item 4 included in the Form 8-K dated June 12, 2002 of Serologicals Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP






Cc:  Mr. Harold W. Ingalls
     Vice President/Chief Financial Officer
     Serologicals Corporation